CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2013,  relating  to the consolidated financial statements which appear in Ring Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Hansen, Barnett & Maxwell, P.C.

September 30, 2013